SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)               June 2, 1999
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                              Kirlin Holding Corp.
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               (Exact Name of Registrant as Specified in Charter)




              Delaware                   0-25336                 11-3229358
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 (State or Other Jurisdiction       (Commission File           (IRS Employer
      of Incorporation)                     Number           Identification No.)




   6901 Jericho Turnpike, Syosset, New York                    11791
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  (Address of Principal Executive Offices)                   (Zip Code)




Registrant's telephone number, including area code            (800) 899-9400
                                                           --------------------




                                       N/A
                                 ---------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.  Acquisition or Disposition of Assets

     On June 2, 1999, Kirlin Holding Corp. ("Company"), Individual Investor Group, Inc. ("INDI") and VentureHighway.com Inc. ("VentureHighway") entered into an agreement ("Agreement") pursuant to which INDI purchased 19.9% of the common stock of VentureHighway.

     VentureHighway owns and operates VentureHighway.com, a branded website designed to serve as an interactive portal for the matching of companies seeking funding with qualified investors seeking to fund such companies, and the facilitation of private placements and public offerings of securities of companies. The purchase price for INDI's equity position was $3.184 million, which is payable in the form of advertising for VentureHighway.com in INDI's magazines, such as Individual Investor and Ticker, and on INDI's websites, such as iionline.com, during the next 30 months.

     In connection with the aforementioned transaction, the Company and INDI also entered into a securities purchase agreement ("Securities Purchase Agreement") pursuant to which INDI purchased 150,000 shares ("Investor Shares") of the common stock of the Company for $750,000. The Company contributed all the proceeds of this sale to the capital of VentureHighway. The Company is obligated to file a registration statement registering the resale of the Investor Shares under the Securities Act of 1933 on or prior to August 2, 1999 and to use its best efforts to cause the registration statement to become effective as soon as practicable thereafter.

     VentureHighway, the Company and INDI also entered into a stockholders agreement ("Stockholders Agreement") with respect to the Company's and INDI's respective ownership of VentureHighway. Until the occurrence of certain events, INDI shall have the right to designate one member of VentureHighway's board of directors, with the Company designating the majority of such board. The Stockholders Agreement also places certain restrictions on, and rights with respect to, the sale of shares of VentureHighway stock by INDI and the Company.

     If VentureHighway.com does not provide users with certain capabilities and if VentureHighway does not obtain registration as a broker-dealer prior to December 31, 1999, INDI may elect to terminate the Agreement. In the event INDI so elects to terminate the Agreement, INDI shall return all of the equity of VentureHighway owned by it to VentureHighway without further consideration. Also, in such event, INDI shall have the right to require the Company to purchase all the Investor Shares then owned by INDI. The amount payable by the Company to INDI in connection with any repurchase shall be equal to (i) $750,000 less (ii) amounts realized by INDI (and any affiliates to whom it transferred shares) on all sales of Investor Shares prior thereto (with interest added to the amounts in clauses (i) and (ii) at an interest rate of 10% per annum).


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Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

         (a)      Financial Statements

                  Not applicable.

         (b)      Pro Forma Financial Statements

                  Not applicable.

         (c)      Exhibits

                  10.10 Agreement, dated as of June 2, 1999, between Individual Investor Group, Inc., Registrant and VentureHighway.com Inc., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Individual Investor Group, Inc. (SEC File No. 1-10932), dated June 16, 1999

                  10.11 Stockholder Agreement, dated as of June 2, 1999, between Individual Investor Group, Inc., Registrant and VentureHighway.com Inc., incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Individual Investor Group, Inc. (SEC File No. 1-10932), dated June 16, 1999

                  10.12 Securities Purchase Agreement, dated as of June 2, 1999, between Individual Investor Group, Inc. and Registrant, incorporated by reference to
                             Exhibit 10.3 to the Current Report on Form 8-K of Individual Investor Group, Inc. (SEC File No. 1-10932), dated June 16, 1999

                  99.1 Press Releases, dated June 2, 1999, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Individual Investor Group, Inc. (SEC File No. 1-10932), dated June 16, 1999

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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  June 16, 1999                      KIRLIN HOLDING CORP.
                                           -----------------------------------
                                           (Registrant)


                                           /s/ Anthony J. Kirincic
                                           -----------------------------------
                                           Anthony J. Kirincic
                                           President and Chief Financial Officer